Contract Schedule
Owner:	[John Doe]	Contract Number:	[??687456]
Owner’s Date of Birth:	[January 15, 1977]	Issue Date:	[04/15/22]
Owner’s Gender:	[Male]	Maximum Issue Age:	[80]
[Joint Owner:	[Jane Doe]]	Annuitant:	[John Doe]
[Joint Owner’s Date of Birth:	[January 15, 1977]]	Annuitant’s Date of Birth:	[January 15, 1977]
[Joint Owner’s Gender:	[Female]]	Annuitant’s Gender:	[Male]
Determining Life (Lives):	[John Doe]
[Jane Doe]

Purchase Payments
Interim Fund(s): [AZL Government Money Market Fund]
Initial Purchase Payment: $[10,000.00]
Minimum Additional Purchase Payment: $[50.00]
Maximum Total Purchase Payments: $[1 million; higher amounts may be accepted with our approval, on a non-
discriminatory basis]

Variable Account: [Allianz Life Variable Account B]

Contract Charges
Product Fee: [1.25]%
Contract Maintenance Charge: $[50.00] each Contract Year Contract Maintenance Charge Waiver Minimum: $[100,000.00]

Withdrawals
Minimum Partial Withdrawal: $[100.00]
Minimum Required Value: $[2,000.00]
Free Withdrawal Amount: [10]% of total Purchase Payments

Withdrawal Charge Percentages Table

Number of Complete Years Since Receipt of Purchase Payment	Charge
[0	8.50%
1	8.00%
2	7.00%
3	6.00%
4	5.00%
5	4.00%
6 years or more	0%]

Annuity Payments
Maximum Annuity Date: [Index Anniversary on or after the day the Annuitant attains age 100]
Minimum Annuity Payment: $[100.00]
Annuity Mortality Table: [2012 Individual Annuity Reserve Table]
Minimum Annual Annuity Payment Rate: [0.10]%
S40875-01-IAI
[3A]
[Admin. Tracking Identifier]

Contract Schedule continued from the previous page

Guaranteed Purchase Rate Tables
The tables below are examples of Guaranteed Purchase Rates for a representative set of ages in certain calendar years. Guaranteed Purchase Rates are based on the Annuity Mortality Table and Minimum Annual Annuity Payment Rate shown in the Annuity Payments section of the Contract Schedule. Guaranteed Purchase Rates may vary by Age on Annuity Date, Annuity Option, and the calendar year in which Annuity Payments begin.

The Guaranteed Purchase Rates shown below in Tables 2, 3, and 4 are only applicable if Annuity Payments begin for the designated Age on Annuity Date in the designated calendar year.

Upon request, we will furnish rates for ages and guaranteed periods not shown. Guaranteed Purchase Rates may change based on the calendar year in which annuitization occurs.

TABLE 1: GUARANTEED PERIOD
Monthly installments per $1,000, payable for the guaranteed period
Guaranteed	Monthly
Period	Installments
10	$[8.37]

Guaranteed Purchase Rates for the Life, Life with a Guaranteed Period, Joint and Survivor, and Joint and 2/3 Survivor change based on the calendar year in which annuitization occurs.

			TABLE 2: LIFE
Monthly installments per $1,000 payable while the Annuitant is living
	Guaranteed Rates for [2025]		Guaranteed Rates for [2035]		Guaranteed Rates for [2045]
Age of Annuitant on Annuity Date	Male Annuitant	Female Annuitant	Male Annuitant	Female Annuitant	Male Annuitant	Female Annuitant
[60	$[2.91	2.76	2.83	2.70	2.76	2.65
70	4.26	3.97	4.11	3.86	3.98	3.76
80]	7.26	6.58	6.95	6.36	6.68	6.16]
LIFE WITH A GUARANTEED PERIOD - Male Annuitant
Monthly installments per $1,000, payable for the
guaranteed period and thereafter while the Annuitant is living
	Guaranteed Rates for [2025]		Guaranteed Rates for [2035]		Guaranteed Rates for [2045]
Age of Annuitant on Annuity Date	Guaranteed Period		Guaranteed Period		Guaranteed Period
	5 years	10 years	5 years	10 years	5 years	10 years
[60	$[2.91	2.89	2.83	2.81	2.75	2.74
70	4.24	4.14	4.09	4.01	3.96	3.89
80]	7.02	6.26	6.76	6.12	6.52	5.98]
S40875-01-IAI
[3B]
[Admin. Tracking Identifier]

Contract Schedule continued from the previous page

LIFE WITH A GUARANTEED PERIOD - Female Annuitant
Monthly installments per $1,000, payable for the
guaranteed period and thereafter while the Annuitant is living
Age of Annuitant on Annuity Date	Guaranteed Rates for [2025]		Guaranteed Rates for [2035]		Guaranteed Rates for [2045]
	Guaranteed Period		Guaranteed Period		Guaranteed Period
	5 years	10 years	5 years	10 years	5 years	10 years
[60	$[2.76	2.75	2.70	2.69	2.64	2.63
70	3.95	3.88	3.84	3.78	3.75	3.70
80]	6.42	5.87	6.23	5.75	6.05	5.64]

TABLE 3: JOINT AND SURVIVOR
Monthly installments per $1,000, payable while either Annuitant is living
	Guaranteed Rates for [2025]			Guaranteed Rates for [2035]			Guaranteed Rates for [2045]
Age of Annuitant on Annuity Date	Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date
	[60	70	80	60	70	80	60	70	80]
[60	$[2.35	2.60	2.72	2.31	2.56	2.66	2.28	2.51	2.61
70	2.60	3.25	3.73	2.56	3.18	3.64	2.51	3.12	3.55
80]	2.72	3.73	5.09	2.66	3.64	4.96	2.61	3.55	4.84]

TABLE 4: JOINT AND 2/3 SURVIVOR

Monthly installments per $1,000, payable while both Annuitants are living. After the death of one Annuitant, 2/3 of the original installment amount will continue while the surviving Annuitant is living

	Guaranteed Rates for [2025]			Guaranteed Rates for [2035]			Guaranteed Rates for [2045]
Age of Annuitant on Annuity Date	Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date
	[60	70	80	60	70	80	60	70	80]
[60	$[2.61	3.01	3.40	2.56	2.94	3.32	2.51	2.88	3.25
70	3.01	3.70	4.46	2.94	3.60	4.34	2.88	3.52	4.23
80]	3.40	4.46	5.99	3.32	4.34	5.81	3.25	4.23	5.65]

S40875-01-IAI
[3C]
[Admin. Tracking Identifier]